Exhibit 99.1

CONTACT:    STEPHEN THERIOT

(201) 587-1000

210 Route 4 East

Paramus, NJ  07652

FOR IMMEDIATE RELEASE — April 11, 2014

Vornado to Spin Off Its Shopping Center Business

Jeffrey S. Olson will be SpinCo’s Chairman and CEO

PARAMUS, NEW JERSEY.........VORNADO REALTY TRUST (NYSE:VNO) (“Vornado”) announced today its Board of Trustees has approved a plan to spin off its shopping center business consisting of 81 strip shopping centers and four malls into a new publicly traded REIT (“SpinCo”).  The strip shopping centers are primarily located in the densely populated Northeast.  The malls consist of the powerful Bergen Town Center in Paramus, New Jersey, Monmouth Mall in Eatontown, New Jersey and two malls in suburbs of San Juan, Puerto Rico.  The 85 retail properties total approximately 16.1 million square feet and had average occupancy of 95.5% at December 31, 2013.  SpinCo’s 2014 net operating income is estimated to be approximately $200 million.

Jeffrey S. Olson, currently Chief Executive Officer of Equity One Inc., will be SpinCo’s Chairman of the Board and Chief Executive Officer.  Robert Minutoli, Executive Vice President of Vornado’s existing Retail Segment, will remain with SpinCo as its Chief Operating Officer.  Vornado’s retail management team and personnel will also remain with SpinCo.   Steven Roth, Chairman of the Board and Chief Executive Officer of Vornado, will serve on the Board of Directors of SpinCo.

Vornado believes that SpinCo’s portfolio will be well positioned to deliver both internal growth through active asset management and redevelopments and external growth through acquisitions and selective new developments.  SpinCo’s demographics are among the highest of its peers having average population within 3 miles of 149,000 and average household income of $71,000.  SpinCo’s average base rent is $18.75 per square foot as compared to the peer median of $15.66 per square foot.

Vornado will retain, for disposition in the near term, 20 small retail assets which do not fit SpinCo’s strategy, valued at approximately $100 million.  Further, Vornado will retain Beverly Connection and Springfield Town Center, both of which are under contract for disposition.  Vornado’s business after these dispositions and the spin-off will be highly concentrated in New York City and Washington, DC, and be comprised of its high quality office portfolios and the largest, most valuable portfolio of Manhattan street retail assets.

The pro rata distribution of SpinCo’s shares to Vornado common shareholders and Vornado Realty L.P. common unitholders is intended to be treated as a tax-free spin-off for U.S. federal income tax purposes.  Vornado anticipates that its current annualized dividend of $2.92 per share will be maintained through the combination of Vornado’s and SpinCo’s dividends.

The initial Form 10 registration statement relating to the spin-off is expected to be filed with the Securities and Exchange Commission (“SEC”) in the second quarter of 2014, and the distribution is expected to be completed in the fourth quarter of 2014.  The transaction is subject to certain conditions, including the SEC declaring that SpinCo’s registration statement is effective, filing and approval of SpinCo’s listing application, receipt of third party consents, and formal approval and declaration of the distribution by Vornado’s Board of Trustees.  Vornado may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change its terms.

Goldman, Sachs & Co. and Morgan Stanley are Vornado’s exclusive financial advisors and Sullivan & Cromwell LLP is legal advisor to Vornado in connection with the proposed transaction.

Conference Call Details

Vornado will hold a conference call to discuss the transaction at 10:00 a.m. Eastern Time on Monday, April 14, 2014.  The conference call can be accessed by dialing 800-708-4539 (toll free) or 847-619-6396 (international) and entering the passcode 37093999.

A telephonic replay of the conference call and an online audio playback will be available until May 5, 2014.  The telephonic replay can be accessed by dialing 888-843-7419 and entering the passcode 37093999 and the online audio playback can be accessed at www.vno.com.

Supplemental Materials and Website

An investor presentation for this transaction is available on Vornado’s website at www.vno.com.  The investor presentation and this press release have also been furnished to the SEC in a current report on Form 8-K.

Vornado Realty Trust is a fully integrated equity real estate investment trust.

Forward-Looking Statements

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of Vornado Realty Trust (“Vornado”) and of the planned spin-off entity (“SpinCo”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost and cost to complete; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions to the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the composition of the spin-off portfolio, the possibility that third-party consents required to transfer certain properties in the spin-off will not be received, the impact of the spin-off on the businesses of Vornado and SpinCo, the timing of and costs associated with property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” in Vornado’s annual and quarterly periodic reports filed with the SEC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Measures

This press release includes forward-looking statements regarding the estimated non-GAAP measure of 2014 net operating income (“NOI”) for SpinCo, based upon the assets currently expected to be included in SpinCo.  NOI is a supplemental non-GAAP measures that aids in the assessment of the unlevered performance of SpinCo’s properties and portfolio as it relates to the total return on assets.  The most directly comparable GAAP financial measure is operating income.  NOI is calculated by adjusting GAAP operating income to add back depreciation and amortization expense, general and administrative expenses, and non-cash ground rent expense, and deduct non-cash rental income resulting from the straight-lining of rents and amortization of acquired below market leases net of above market leases.  We believe NOI is a meaningful non-GAAP financial measure because real estate acquisitions and dispositions are evaluated based on, among other considerations, property NOI applied to market capitalization rates.  We believe that NOI is helpful to SpinCo investors because it is a widely recognized measure of the performance of real estate investment trusts in the shopping center sector and provides a relevant basis for comparison among REITs in such sector. NOI should not be considered a substitute for operating income or net income and may not be comparable to similarly titled measures employed by others.

####